Exhibit 99.1

NEWS RELEASE

GOLDEN QUEEN ANNOUNCES PROPOSED C$13 MILLION UNIT FINANCING

Vancouver, British Columbia - July 13, 2016 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company” or “Golden Queen”) announces that it has launched a proposed offering of up to 8,790,000 units of the Company (the “Units”) at the price of C$1.45 per Unit (the “Offering Price”) for aggregate gross proceeds in the amount of C$13 million (the “Offering”). Each unit will consist of one common share of the Company (a “Common Share”) and one-half of one warrant to purchase a Common Share (each, whole warrant a “Warrant”). Each Warrant will be exercisable for a period of 36 months following the closing of the Offering at an exercise price of C$2.00 per Common Share.

Cormark Securities Inc. will act as sole book-running manager for a syndicate of underwriters. (the “Underwriters”).

In addition, the Company intends to grant the Underwriters an option to purchase additional Units at the Offering Price to raise additional gross proceeds of up to 15% of the Offering, for a period of 30 days after and including the Closing Date to cover over-allotments, if any, and for market stabilization purposes.

The Company intends to use the net proceeds from the Offering for the repayment of the Company’s loans that are due in December 2016 and for general corporate purposes. The Offering is anticipated to close on or about August 3, 2016 (the “Closing Date”) and will be subject to customary conditions and receipt of regulatory approvals, including the approval of the TSX.

The Common Shares and Warrants to be issued under the Offering in Canada will be offered by way of a prospectus supplement (the “Supplement”) to accompany the previously filed short form base shelf prospectus of the Company, in British Columbia, Alberta and Ontario. A copy of the Supplement relating to the Offering in Canada will be available on SEDAR at www.sedar.com. The Supplement will contain important detailed information about the securities being offered. Investors should read the Supplement before making an investment decision.

The Company has filed a registration statement on Form S-3 (File No. 333-211141) and a prospectus and will file a preliminary prospectus supplement with the United States Securities and Exchange Commission (the “SEC”) for which this communication relates. Before you invest, you should read the registration statement and the base prospectus and when available the preliminary prospectus supplement and other documents the Company has filed with the SEC for complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any agent or any dealer participating in the offering will arrange to send you the prospectus or you may request it from Cormark Securities Inc. at ecm@cormark.com.

There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Units in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. Offers and sales in the United States will only be made to persons which qualify as “institutional investors” under the laws and regulations of their state of domicile.

About Golden Queen Mining Co. Ltd.:

Golden Queen is an emerging gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California.

For more information visit: www.goldenqueen.com

For further information regarding this news release please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

FORWARD-LOOKING INFORMATION

This news release contains forward-looking information and statements within the meaning of applicable Canadian and United States securities laws (herein referred to as "forward-looking statements") that involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All information and statements in this news release that are not statements of historical fact may be forward-looking statements, including the contemplated marketed public offering, the size of such offering, the anticipated closing date and the anticipated use of proceeds. Such statements or information are only intentions and expectations of management and reflect the current beliefs of management and are based on information currently available to management. Actual results and events may differ materially from those contemplated by these forward-looking statements due to these statements being subject to a number of risks and uncertainties. Undue reliance should not be placed on these forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature forward-looking statements involve assumptions and known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions and other forward-looking statements will not occur. Some of the assumptions made by Golden Queen, upon which such forward-looking statements are based, include: the ability of the Golden Queen to obtain all required regulatory approvals in connection with the Offering; future market conditions not being materially different from those generally experienced by Golden Queen during the immediately preceding twelve month period; there will be no material changes to laws, policies and regulations affecting Golden Queen and its operations; and the business operations of the operating businesses of Golden Queen will continue on a basis consistent with prior years.

A number of factors could cause actual results to differ materially from the those expressed or implied by the forward-looking statements, including, but not limited to, unexpected changes in the financial markets (including in the trading price of the securities of Golden Queen) prior to closing of the Offering, unexpected regulatory issues, and changes in the general economic and business conditions pertaining to one or more of Golden Queen and its subsidiaries. Should any risks or uncertainties that face Golden Queen and its subsidiaries materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results or achievements could vary materially from those expressed or implied by the forward-looking statements contained in this news release. Readers are cautioned that the foregoing list of risks is not exhaustive. Additional information on these and other factors that could affect the operations or financial results of Golden Queen and its subsidiaries are included in the Supplement, Golden Queen’s short form base shelf prospectus dated May 16, 2016, and Golden Queen's annual financial statements and Management’s Discussion and Analysis for the year ended December 31, 2015, each of which has been filed under the Company’s profile on SEDAR (www.sedar.com). Although Golden Queen believes that the expectations represented by any forward-looking-statements contained herein are reasonable based on the information available to them on the date of this news release, management cannot assure investors that actual results, performance or achievements will be consistent with these forward-looking statements. Any forward-looking statement herein contained is made as of the date of this news release and Golden Queen does not assume any obligation to update or revise them to reflect new information, events or circumstances, except as required by law.